                                                                    EXHIBIT 12.1


RATIO SUPPORT

RATIO OF EARNINGS TO FIXED CHARGES

                                                                            Hudson RCI
                                            Holding         -------------------------------------------
                                         ---------------                                As
                                       Inception to                                  Restated
                                         12/25/98   1999    1995     1996     1997     1998        1999
                                         --------   ----    ----     ----     ----     ----        ----
Earnings:
    Pre-tax Income                         (1,574)  (7,082)  (118)   7,154   11,443   (61,676)        358

Fixed Charges:
    Interest Expense                       10,273   17,263  2,424    2,177    1,834    11,327      17,263
    Amort. of Debt Expense                    635       --    147       59       62        --          --
    Interest Factor of Rental
      Expense                                 370      684    355      369      377       502         684
                                          -------   ------  -----    -----   ------   -------      ------
    Total Fixed Charges                    11,278   17,947  2,926    2,605    2,273    11,829      17,947
                                          -------   ------  -----    -----   ------   -------      ------
    Total Earnings Before
      Fixed Charges                         9,704   10,865  2,808    9,759   13,716   (49,847)     18,305
                                          -------   ------  -----    -----   ------   -------      ------

    Ratio of earnings to                       --       --    1.0      3.7      6.0                   1.0
      fixed charges
    Deficiency of earnings to
      cover fixed charges                  (1,574)  (7,082)                        (61,676)

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                             Hudson RCI
                                      Holding              ---------------------------------------------------
                                ----------------------                                       As
                                Inception to                                               Restated
                                  12/25/98     1999     1995        1996         1997       1998       1999
                                  --------     ----     ----        ----         ----       ----       ----
Earnings:
   Pre-Tax Income                   (1,574)    (7,082)  (118)      7,154        11,443     (61,676)      358

Fixed Charges:
   Interest Expense                  10,273    17,263   2,424       2,177         1,834      11,327    17,263
   Amort. of Debt Expense               635        --     147          59            62          --        --
   Interest Factor of Rental
     Expense                            370       684     355         369           377         502       684
   Preferred Stock Dividend
     Expense                          4,187     6,515      --          --            --       4,187     6,518
                                   --------  --------  ------      ------        ------      ------    ------
   Total Fixed Charges               15,465    24,462   2,926       2,605         2,273      16,016    24,465
                                   --------  --------  ------      ------        ------      ------    ------
   Total Earnings Before
     Fixed Charges                 $(13,891)  (17,380)  2,808       9,759        13,716     (49,847)   18,305
                                   --------  --------  ------      ------        ------      ------    ------

       Ratio of earnings to              --        --     1.0         3.7           6.0          --        --
         fixed charges and
           preferred stock
             dividends
Deficiency of earnings to            (5,761)  (13,597)                                      (65,863)  (6,160)
  cover fixed charges and
  preferred stock dividends


Computation if Interest Factor of Rental
----------------------------------------

                                  Holding
                             -----------------
                             Inception                          Hudson RCI
                                t0                 -----------------------------------------
                             12/25/98     1999     1995     1996      1997      1998    1999
                             --------     ----     ----     ----      ----      ----    ----
Operating rental expense       1,110      2,052   1,065     1,106     1,132     1,506   2,052

Interest Factor                   33%        33%     33%       33%       33%       33%     33%
                               -----      -----   -----     -----     -----     -----   -----
     Total                       370        684     355       369       377       502     684
                               =====      =====   =====     =====     =====     =====   =====

Computation of Preferred Stock Expense
--------------------------------------

                              Holding
                             -----------------
                             Inception                             Hudson RCI
                                 to                --------------------------------------------
                             12/15/98     1999     1995      1996      1997      1998      1999
                             --------     ----     ----      ----      ----      ----      ----
Preferred stock expense       2,512       3,909     --        --        --       2,512     3,911
Tax effect (1.0-.40)             60%         60%    60%       60%       60%         60%       60%
                              -----       -----    ---       ---       ---       -----     -----
                              4,187       6,518     --        --        --       4,187     6,518
                              =====       =====    ===       ===       ===       =====     =====